Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Timothy C. Scott, President Phone: 866-594-5999	Allison + Partners Tom Smith, Managing Director – Investor Relations Phone: 646-428-0653

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS PROVIDES INFORMATION

ON RIGHTS OFFERING DEADLINE

Subscription Period Ends On March 3 But Some Brokers

Or Banks May Set Earlier Deadlines to Allow for Processing

KNOXVILLE, TN, February 24, 2017 — Provectus Biopharmaceuticals, Inc. (OTCQB: PVCT, www.provectusbio.com) (“Provectus” or the “Company”), a clinical-stage oncology and dermatology biopharmaceutical company, today is providing additional information regarding the deadline to participate in its previously announced rights offering of up to 19 million units, consisting of shares of common stock and Series C Convertible Preferred Stock to existing stockholders and holders of listed warrants.

As previously announced, the rights offering will remain open until 5 pm Eastern Time on March 3, 2017. However, if rights holders are exercising subscription rights through a broker, dealer, bank or other nominee, they should promptly contact their nominee and submit subscription documents and payment for the units subscribed for in accordance with the instructions and within the time period provided by such nominee. To allow for processing, the broker, dealer, bank or other nominee may establish a deadline before March 3 by which instructions to exercise subscription rights, along with the required subscription payment, must be received.

All record holders of rights that wish to participate in the rights offering must deliver a properly completed and signed subscription rights statement, together with payment of the subscription price for both basic subscription rights and any over subscription privilege election, to the Subscription Agent, to be received before 5:00 PM Eastern Time on March 3, 2017. The Subscription Agent is:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717

By Hand Delivery or Overnight Courier Excluding USPS:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Holders who exercise their subscription rights in full will be entitled, if available, to subscribe for additional units that are not purchased by other rights holders, on a pro rata basis and subject to ownership limitations.

Maxim Group LLC is acting as dealer manager for the rights offering. Questions about the rights offering or requests for copies of the prospectus may be directed to:

Maxim Group LLC

405 Lexington Avenue

New York, NY 10174

Attention Syndicate Department

Email: syndicate@maximgrp.com

Telephone: (212) 895-3745

You may also contact the Subscription Agent at:

Broadridge Corporate Issuer Solutions, Inc.

(844) 695-1509 (toll-free number)

(720) 414-6879 (toll number)

The Units are being offered under the Company’s effective registration statement on Form S-1 (No. 333-213986) by means of a prospectus, which has been filed with the Securities and Exchange Commission (“SEC”) and is available on the website of the SEC at http://www.sec.gov. Electronic copies of the prospectus also may be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745. Before you invest, you should read the prospectus and other documents Provectus has filed or will file with the SEC for more complete information about Provectus and the Rights Offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Provectus

Provectus is a clinical-stage biopharmaceutical company developing new therapies for the treatment of solid tumor cancers and dermatologic diseases. Provectus’ investigational oncology drug, PV-10, is an oncolytic immunotherapy currently enrolling patients in Phase 3 clinical trials for metastatic melanoma. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug, has completed Phase 2 clinical trials as a treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Allison + Partners.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015, as supplemented by those described in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016) and the following:

•	Provectus’ potential receipt of sales from PV-10 and PH-10, transaction fees, licensing and royalty payments; payments in connection with the Company’s liquidation, dissolution or winding up, or any sale, lease, conveyance or other disposition of any intellectual property relating to PV-10 or PH-10.

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own;

•	our ability to raise capital through the rights offering; and

•	whether our securities remain listed on the NYSE MKT.

###